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                                                                   EXHIBIT 10.1



                      INDEMNIFICATION AND PLEDGE AGREEMENT

         This Indemnification and Pledge Agreement ("I&P Agreement") made as of ___________, 1996 between BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Company") and _________________ (the "Executive").

         WHEREAS, on December 9, 1993 the Board of Directors of the Company established ownership requirements for its executives making it a requirement that each executive own the Company's common stock in amount equal to a certain multiple of the executive's base pay (the "Stock Ownership Guidelines"); and

         WHEREAS, on October 10, 1996 the Board of Directors of the Company established an Executive Stock Purchase Program whereby the Company would guarantee the payments of loans from the City National Bank of Fort Smith (the "Bank") to the executives for the purpose of buying the Company's common stock (the "Common Stock") in order to meet the Stock Ownership Guidelines; and

         WHEREAS, the Executive has notified the Company that he desires to enter into a loan agreement with the Bank and has requested that the Company execute a guaranty for the benefit of the Bank (the "Guaranty"); and

         WHEREAS, the Company and the Executive wish to set forth herein, the terms and conditions under which the Company will be a guarantor as described above.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. LOAN. The Executive will enter into a loan agreement and note for the benefit of the Bank, in a principal amount not to exceed ____________________________________________ Dollars ($__________) with said principal sum to be due and payable three years from the date of the loan agreement and note (the "Loan"). Executive shall be responsible for timely making all payments of principal and interest accruing on such principal to the Bank. The proceeds made available to Executive from the Bank shall be used by Executive solely to purchase _____ shares of Common Stock.

         2. INDEMNIFICATION. The Executive agrees to hold harmless and indemnify the Company for any costs, expenses and judgments the Company may suffer, including reasonable attorney's fees, as a result or arising out of the Company entering into the Guaranty.

         3.  PLEDGE OF COMMON STOCK.  As collateral to secure the
Executive's obligations to the Company hereunder, the Executive


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agrees to and hereby does pledge, assign, transfer, deliver and grant to the
Company a continuing security interest in the _____ shares of Common Stock which will be issued to the Executive (the "Pledged Shares"). The Executive represents and warrants that upon the delivery of the certificates representing the Pledged Shares, the Company will have a valid and perfected security interest in the Pledged Shares. The Executive further agrees to execute and deliver such documents as the Company may reasonably request, including, but not limited to, certificates representing the Pledged Shares in suitable form for transfer by delivery or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company.

         Upon payment in full, satisfaction and cancellation of the Loan, the security interest in the Pledged Shares shall terminate and all rights in the Pledged Shares shall revert to the Executive.

         4. RIGHT OF SET-OFF. In addition to any other rights granted under this I&P Agreement, in the event Executive's employment with the Company terminates for any reason, the Company shall have, with respect to the Executive's obligations to the Company hereunder a right of set-off with respect to any claim or obligation of the Company to the Executive with respect to or in connection with the termination of employment.

         5. SEVERABILITY; ENFORCEMENT. If any provision of this I&P Agreement, or the application thereof to any person, place, or circumstance shall be held by a Court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this I&P Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

         6. GOVERNING LAW. This I&P Agreement shall be interpreted, administered and enforced in accordance with the laws of the State of Arkansas.



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         The parties have duly executed this I&P Agreement as of the date first written above.


BEVERLY ENTERPRISES, INC.



By:_______________________
   Boyd W. Hendrickson
   President & Chief Operating
   Officer

5111 Rogers Avenue, Suite 40-A
Fort Smith, AR  72919-0155

                                        EXECUTIVE


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                                        ADDRESS